SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: MAY 5, 2008
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     1-16725                42-1520346
(State or other jurisdiction    (Commission file number)  (I.R.S. Employer
    of incorporation)                                   Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 5, 2008, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended March 31, 2008. The text of the announcement is included herewith as
Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    First Quarter 2008 Earnings Release


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:     /S/ MICHAEL H. GERSIE
                                            -----------------------------------
                                    Name:   Michael H. Gersie
                                    Title:  Executive Vice President and Chief
                                            Financial Officer

Date:    May 6, 2008

                                                                      EXHIBIT 99

RELEASE: On receipt
MEDIA CONTACT:                              Jeff Rader, 515-247-7883,
                                            RADER.JEFF@PRINCIPAL.COM
INVESTOR RELATIONS CONTACT:                 Tom Graf, 515-235-9500,
                                            investor-relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS FIRST QUARTER 2008 RESULTS

Des Moines, IA (May 5, 2008) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended March 31, 2008, of $174.2 million, or $0.67 per diluted share compared to $257.1 million, or $0.95 per diluted share for the three months ended March 31, 2007. The company reported operating earnings of $241.3 million for first quarter 2008, compared to $236.8 million for first quarter 2007. Operating earnings per diluted share (EPS) for first quarter 2008 were $0.92 compared to $0.87 for the same period in 2007. Operating revenues for first quarter 2008 were $2,639.0 million compared to $2,623.7 million for the same period last year.(1)

"In light of a highly difficult operating environment, we view six percent growth in EPS from first quarter 2007 as a very solid result, one that demonstrates the benefit of a diverse portfolio of businesses," said Larry D. Zimpleman, president and chief executive officer. "Principal International delivered its second best earnings quarter, as did Life and Health. Strong results for these segments more than offset the impact of poor equity markets, which put downward pressure on our fee-based businesses, and volatile conditions in the CMBS(2) market, which drove losses in the spread and securitization business. While earnings growth for the quarter fell short of our long-term expectations, key sales, retention and AUM measures indicate that our strong organic growth trends remain intact, as does our ability to achieve our EPS and return on equity targets over the long-term."

Additional highlights for first quarter 2008 include:

o Total company assets under management (AUM) of $304.2 billion as of March 31, 2008, an increase of 13 percent from a year ago, including $86.6 billion of third party assets for Principal Global Investors, an increase of 35 percent(3), and a record $30.2 billion of AUM for Principal International, an increase of 37 percent.

o Record full service accumulation sales of $3.5 billion, an increase of 57 percent compared to the same period a year ago, and record full service accumulation net cash flows of $3.0 billion, an increase of 126 percent.

"Full service accumulation's record sales reflect the advantage we have in the marketplace with Total Retirement SuiteSM, and increasing momentum with our distribution alliances. Our sales success, coupled with continued strong retention, drove record full service accumulation net cash flows," said
Zimpleman. "Principal Global Investors' fee mandate business continued to perform, as well, with 13 percent growth in earnings, reflecting continued strong growth in assets under management. Principal Global Investors was awarded more than $5 billion of non-affiliated assets during the quarter, contributing to continued strong net cash flows - $3.4 billion in the first quarter, and nearly $15 billion over the trailing twelve months."

"Regardless of operating conditions, we remain committed to delivering dependable earnings growth. Over the long-term, that means aligning expenses with revenues. It also means ongoing investment in our portfolio of asset management, asset accumulation and employee benefits solutions," said Zimpleman. "In the first quarter, we continued to expand our range of investment offerings, doubling our portfolio of target-date lifecycle mutual funds. We also continued to invest in retirement income management and workplace benefits consulting capabilities, given our focus on long-term asset capture. We believe these investments will continue to pay off - in terms of new business, customer loyalty and retention, and ultimately, outstanding share price appreciation for our shareholders."

NET INCOME
Net income available to common stockholders of $174.2 million reflects net realized/unrealized capital losses of $74.7 million, which includes: $28.8 million of losses related to impairments of fixed maturity securities (including $6.8 million related to subprime); $15.6 million of impairments on equity securities; and unrealized capital losses of $22.0 million, primarily from the mark to market of credit default swaps. Net income also includes a $7.6 million gain from other after-tax adjustments due to a change in estimated loss related to a prior year legal contingency.

                               SEGMENT HIGHLIGHTS

U.S. ASSET ACCUMULATION
Segment operating earnings for first quarter 2008 were $139.1 million, compared to $154.7 million for the same period in 2007. The decline in segment earnings primarily reflects results for the full service accumulation business, which generated $68.1 million of earnings in first quarter 2008, compared to $82.4 million in first quarter 2007. Several items impacted comparability between periods. First quarter 2007 earnings benefited from a tax true-up of $4.4 million and a reserve true-up of $2.0 million after tax. First quarter 2008 earnings were dampened by: $4.6 million after-tax due to a change from a year ago in the mix of investments in 401(k) plans, including growth in non-proprietary and ESOP assets, which generate lower revenues but higher returns on equity; $3.2 million due to lower income tax benefits, reflecting both a change in investment mix and equity market declines; and $2.6 million after-tax, primarily due to the impact of market value adjustments on customer withdrawals, resulting from the declining interest rate environment. Full service accumulation account values were $99.4 billion as of March 31, 2008, up 5 percent from $94.9 billion as of March 31, 2007. On a mean average basis, full service accumulation account values were up 7 percent comparing first quarter 2008 to first quarter 2007.

Operating revenues for the first quarter were $1,204.7 million compared to $1,179.1 million for the same period in 2007. Double-digit revenue growth in the mutual funds, individual annuities, and bank and trust services businesses was partially offset by lower single premium group annuity sales in the full service payout business. The single premium group annuity product, which is typically used to fund defined benefit plan terminations, tends to vary from period to period.

Segment assets under management were $170.9 billion as of March 31, 2008, an increase of 2 percent from $167.2 billion as of March 31, 2007.

GLOBAL ASSET MANAGEMENT
Segment operating earnings for first quarter 2008 were $2.7 million, compared to $23.7 million for the same period in 2007. Fee mandate business earnings of $18.6 million in first quarter 2008, which improved 13 percent from a year ago, were substantially offset by losses in the spread and securitization business, reflecting unprecedented conditions in the CMBS market. The spread and securitization business lost $15.9 million in first quarter 2008, compared to $7.3 million of earnings in first quarter 2007, due to the extreme volatility of credit spreads and the resulting mark to market losses on commercial mortgages held in inventory by the joint venture securitization company.

Operating revenues for first quarter 2008 were $118.3 million compared to $134.8 million for the same period in 2007. Unfavorable mark-to-market adjustments to the CMBS portfolio in the joint venture securitization company more than offset a 17 percent increase in revenues for the fee mandate business.

Third party assets under management were $86.6 billion as of March 31, 2008, an increase of 35 percent from $64.3 billion as of March 31, 2007.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for first quarter 2008 were $31.7 million compared to $19.3 million for the same period in 2007, primarily reflecting strong growth in assets under management. The increase also reflects benefits of $5.8 million after-tax: from favorable currency exchange rates in Brazil and Chile; and higher yields on invested assets, due to unusually high first quarter inflation in Chile.

Operating revenues were $183.7 million for the first quarter, compared to $141.3 million for the same period in 2007, reflecting higher yields on invested assets in Chile, favorable currency translation in Brazil and Chile, and continued growth in assets under management.

Segment assets under management were a record $30.2 billion as of March 31, 2008, an increase of 37 percent from $22.0 billion as of March 31, 2007.

LIFE AND HEALTH INSURANCE
Segment operating earnings for first quarter 2008 were $79.2 million, compared to $45.5 million for the same period in 2007. Individual Life division earnings were $20.6 million, compared to $15.4 million for first quarter 2007. The increase from a year ago reflects a return to more normal lapses and death claims, as well as growth in the block of business. Health division earnings were a record $34.7 million for first quarter 2008, compared to $11.8 million for first quarter 2007. First quarter 2008 earnings benefited by $6.8 million after-tax due to the favorable development of year-end 2007 claims. First quarter 2007 earnings were dampened by $15.0 million after-tax due to the unfavorable development of year-end 2006 claims. Specialty Benefits division earnings were $23.9 million, an increase of $5.6 million from first quarter 2007. The increase reflects growth in the business and a favorable reserve adjustment of $4.2 million after-tax in the individual disability line.

Operating revenues were $1,187.6 million for the first quarter, a decrease of 2 percent from the same period in 2007. Specialty Benefits continued to achieve growth, with revenues increasing 5 percent from a year ago. Health revenues decreased 10 percent, primarily due to a decrease in covered members. Individual Life revenues increased 3 percent, reflecting solid growth in fee-based Universal Life and Variable Universal Life products.

CORPORATE AND OTHER
Operating losses for first quarter 2008 were $11.4 million, compared to operating losses of $6.4 million for the same period in 2007. First quarter 2008 results included favorable state tax items of $13.7 million, which were partially offset by $4.3 million of real estate partnership losses. First quarter 2007 results reflected higher invested assets, and higher operating earnings from joint venture real estate sales activity.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2007, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; a pandemic, terrorist attack or other catastrophic event; default of the company's re-insurers; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, Chairman J. Barry Griswell, President and CEO Larry
D. Zimpleman, and Executive Vice President and CFO Mike Gersie will lead a discussion of results, asset quality, and the company's longer-term growth expectations, during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 38445018. Replays will be available through May 13, 2008. The financial supplement and additional information on the company's investment portfolio are currently available on our website and will be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(4) is a leader in offering businesses, individuals and institutional clients A wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $304.2 billion in assets under management(5) and serves some 18.8 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                                   OPERATING EARNINGS (LOSS)* IN
                                                                           MILLIONS
                                                                -------------------------------------
                                                                        THREE MONTHS ENDED,
                                                       SEGMENT         3/31/08            3/31/07
--------------------------------------------------------------- ------------------- -----------------
                                       U.S. ASSET ACCUMULATION  $           139.1   $         154.7
--------------------------------------------------------------- ------------------- -----------------
                                       GLOBAL ASSET MANAGEMENT                2.7              23.7
--------------------------------------------------------------- ------------------- -----------------
               INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION               31.7              19.3
--------------------------------------------------------------- ------------------- -----------------
                                     LIFE AND HEALTH INSURANCE               79.2              45.5
--------------------------------------------------------------- ------------------- -----------------
                                           CORPORATE AND OTHER              (11.4)             (6.4)
--------------------------------------------------------------- ------------------- -----------------
                                            OPERATING EARNINGS              241.3             236.8
--------------------------------------------------------------- ------------------- -----------------
                               NET REALIZED/UNREALIZED CAPITAL
                                    GAINS(LOSSES), AS ADJUSTED              (74.7)             20.3
--------------------------------------------------------------- ------------------- -----------------
                                   OTHER AFTER-TAX ADJUSTMENTS                7.6               0.0
--------------------------------------------------------------- ------------------- -----------------
                   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS  $           174.2  $          257.1
--------------------------------------------------------------- ------------------- -----------------

                                                                         PER DILUTED SHARE
                                                                -------------------------------------
                                                                        THREE MONTHS ENDED,
                                                                ------------------- -----------------
                                                                       3/31/08            3/31/07
                                                                ------------------- -----------------
                                            OPERATING EARNINGS  $             0.92    $         0.87
--------------------------------------------------------------- ------------------- -----------------
                               NET REALIZED/UNREALIZED CAPITAL
                                    GAINS(LOSSES), AS ADJUSTED               (0.28)             0.08
--------------------------------------------------------------- ------------------- -----------------
                                   OTHER AFTER-TAX ADJUSTMENTS                0.03              0.00
--------------------------------------------------------------- ------------------- -----------------
                   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS  $             0.67    $         0.95
--------------------------------------------------------------- ------------------- -----------------
                        WEIGHTED-AVERAGE DILUTED COMMON SHARES
                                                   OUTSTANDING              261.3             270.9
--------------------------------------------------------------- ------------------- -----------------









*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and for evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends.
Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing the company's consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.



                        PRINCIPAL FINANCIAL GROUP, INC.
                             RESULTS OF OPERATIONS
                                 (IN MILLIONS)

                                                                                    THREE MONTHS ENDED,
                                                                             ----------------- ----------------
                                                                                 3/31/08           3/31/07
                                                                             ----------------- ----------------
   Premiums and other considerations                                         $      1,053.0     $    1,107.7
   Fees and other revenues                                                            613.4            592.5
   Net investment income                                                              960.3            923.2
   Net realized/unrealized capital gains (losses)                                    (126.0)            37.6
                                                                             ----------------- ----------------
   TOTAL REVENUES                                                                   2,500.7          2,661.0
                                                                             ----------------- ----------------
   Benefits, claims, and settlement expenses                                        1,472.0          1,498.0
   Dividends to policyholders                                                          70.8             74.0
   Operating expenses                                                                 745.9            754.7
                                                                             ----------------- ----------------
   TOTAL EXPENSES                                                                   2,288.7          2,326.7
                                                                             ----------------- ----------------
   Income before income taxes                                                         212.0            334.3
   Income taxes                                                                        29.6             69.0
                                                                             ----------------- ----------------
   NET INCOME                                                                         182.4            265.3
   Preferred stock dividends                                                            8.2              8.2
                                                                             ----------------- ----------------
   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                               $        174.2     $      257.1

   Less:
   Net realized/unrealized capital gains (losses), as adjusted                        (74.7)            20.3
   Other after-tax adjustments                                                          7.6              0.0
                                                                             ----------------- ----------------
   OPERATING EARNINGS                                                        $        241.3     $      236.8
                                                                             ================= ================



                        SELECTED BALANCE SHEET STATISTICS

                                                     ------------------------------------------------------------
                                                                            PERIOD ENDED,
                                                     ------------------------------------------------------------
                                                           3/31/08              12/31/07            3/31/07
                                                     -------------------- --------------------- -----------------
  Total assets (in billions)                         $           152.0      $       154.5         $    146.6
  Total common equity (in millions)                  $         6,300.1      $     6,879.7         $  7,565.0
  Total common equity excluding accumulated other
       comprehensive income (in millions)            $         6,659.2      $     6,459.5         $  6,667.3
  End of period common shares outstanding
       (in millions)                                             258.6              259.1              267.4
  Book value per common share                        $            24.36     $        26.55        $     28.29
  Book value per common share excluding
      accumulated other comprehensive income         $            25.75     $        24.93        $     24.93





                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                                                        THREE MONTHS ENDED,
                                                                                   -------------- ---------------
                                                                                      3/31/08        3/31/07
                                                                                   -------------- ---------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                                         0.92            0.87
Net realized/unrealized capital gains (losses)                                            (0.28)           0.08
Other after-tax adjustments                                                                0.03            0.00
                                                                                   -------------- ---------------
Net income available to common stockholders                                                0.67            0.95
                                                                                   ============== ===============

BOOK VALUE PER COMMON SHARE EXCLUDING ACCUMULATED OTHER COMPREHENSIVE INCOME:
Book value per common share excluding accumulated other comprehensive income              25.75           24.93
Net unrealized capital gains (losses)                                                     (2.01)           3.41
Foreign currency translation                                                               0.38           (0.10)
Net unrecognized post-retirement benefit obligations                                       0.24            0.05
                                                                                   -------------- ---------------
Book value per common share including accumulated other comprehensive income              24.36           28.29
                                                                                   ============== ===============
OPERATING REVENUES:
USAA                                                                                   1,204.7         1,179.1
GAM                                                                                      118.3           134.8
IAMA                                                                                     183.7           141.3
Life and Health                                                                        1,187.6         1,212.4
Corporate and Other                                                                      (55.3)          (43.9)
                                                                                   -------------- ---------------
Total operating revenues                                                               2,639.0         2,623.7
Add:  Net realized/unrealized capital gains (losses) and related adjustments            (138.3)           37.2
Less:  Operating revenues from discontinued real estate                                    0.0            (0.1)
                                                                                   -------------- ---------------
Total GAAP revenues                                                                    2,500.7         2,661.0
                                                                                   ============== ===============
OPERATING EARNINGS:
USAA                                                                                     139.1           154.7
GAM                                                                                        2.7            23.7
IAMA                                                                                      31.7            19.3
Life and Health                                                                           79.2            45.5
Corporate and Other                                                                      (11.4)           (6.4)
                                                                                   -------------- ---------------
Total operating earnings                                                                 241.3           236.8
Net realized/unrealized capital gains (losses)                                           (74.7)           20.3
Other after-tax adjustments                                                                7.6             0.0
                                                                                   -------------- ---------------
Net income available to common stockholders                                              174.2           257.1
                                                                                   ============== ===============
NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains, as adjusted                                       (74.7)           20.3
Add:
Periodic settlements and accruals on non-hedge derivatives                                 8.8             0.0
Amortization of DPAC and sale inducement costs                                           (13.5)            0.7
Capital gains distributed                                                                 (9.3)            2.0
Tax impacts                                                                              (34.1)           12.9
Minority interest capital gains                                                           (6.7)            1.3
Less related fee adjustments:
Unearned front-end fee income                                                              0.0             0.4
Certain market value adjustments to fee revenues                                          (3.5)           (0.8)
                                                                                   -------------- ---------------
GAAP net realized/unrealized capital gains                                              (126.0)           37.6
                                                                                   ============== ===============
OTHER AFTER TAX ADJUSTMENTS:
Change in estimated loss related to a prior year legal contingency                         7.6             0.0
                                                                                   -------------- ---------------
Total other after-tax adjustments                                                          7.6             0.0
                                                                                   ============== ===============

(1) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(2)  Commercial mortgage-backed securities
(3) The increase from first quarter 2007 includes $13.7 billion of AUM related to the company's third quarter 2007 acquisition of Morley Financial Services, Inc.
(4) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(5)  As of March 31, 2008


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